As filed with the Securities and Exchange Commission on March 1, 2019

Registration Statement No. 333-227521
Registration Statement No. 333-219917
Registration Statement No. 333-209160
Registration Statement No. 333-207126
Registration Statement No. 333-189268
Registration Statement No. 333-189267
Registration Statement No. 333-175017
Registration Statement No. 333-170116
Registration Statement No. 333-166855
Registration Statement No. 333-159271
Registration Statement No. 333-156634
Registration Statement No. 333-50804
Registration Statement No. 333-78309
Registration Statement No. 333-42725
Registration Statement No. 333-99087
Registration Statement No. 333-26309
Registration Statement No. 333-89290

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-227521
REGISTRATION STATEMENT NO. 333-219917
REGISTRATION STATEMENT NO. 333-209160
REGISTRATION STATEMENT NO. 333-207126
REGISTRATION STATEMENT NO. 333-189268
REGISTRATION STATEMENT NO. 333-189267
REGISTRATION STATEMENT NO. 333-175017
REGISTRATION STATEMENT NO. 333-170116
REGISTRATION STATEMENT NO. 333-166855
REGISTRATION STATEMENT NO. 333-159271
REGISTRATION STATEMENT NO. 333-156634
REGISTRATION STATEMENT NO. 333-50804
REGISTRATION STATEMENT NO. 333-78309

AND

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-99087
REGISTRATION STATEMENT NO. 333-26309
REGISTRATION STATEMENT NO. 333-42725

AND

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-89290

 UNDER
THE SECURITIES ACT OF 1933

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32722 (Commission File Number)	95-2848406 (I.R.S. Employer Identification Number)

Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan
Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan
Individual Restricted Stock Unit Award Agreements
Individual Stock Unit Award Agreements
Majestic Research Corp. 2005 Stock Option Plan
Individual Performance Stock Unit Award Agreements
Investment Technology Group, Inc. 1994 Stock Option and Long-Term Incentive Plan
Investment Technology Group, Inc. Non-Employee Directors’ Stock Option Plan
Options Granted to Certain Non-Employee Directors
Hoenig Group Inc. Amended and Restated 1996 Long-Term Stock Incentive Plan
Hoenig Group Inc. 1994 Stock Option Plan
Hoenig Group Inc. 1991 Stock Option Plan
ITG Australia Employee Share Plan
Investment Technology Group, Inc. Employee Stock Ownership Plan
Investment Technology Group, Inc. Employee Stock Purchase Plan
(Full title of the plans)

One Liberty Plaza
165 Broadway
New York, NY 10006
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas A. Cifu
Chief Executive Officer
Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway
New York, NY 10006
(212) 588-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☒
Accelerated filer  ☐
Non-accelerated filer  ☐
Smaller reporting company  ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES
This post-effective amendment (the “Post-Effective Amendment”), filed by Investment Technology Group, Inc., a Delaware corporation (“ITG” or the “Company”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company:
•
Registration Statement No. 333-227521, filed with the SEC on September 25, 2018, pertaining to the registration of: (i) 350,000 additional shares of ITG common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan (the “Company ESPP”), as approved by ITG’s stockholders at the annual meeting of ITG stockholders on June 7, 2018, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company ESPP as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company ESPP;

•
Registration Statement No. 333-219917, filed with the SEC on August 11, 2017, pertaining to the registration of: (i) 2,090,000 additional shares of Common Stock, issuable pursuant to the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Company Stock Plan”), as approved by stockholders at the annual meeting of ITG stockholders on June 8, 2017, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company Stock Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company Stock Plan;

•
Registration Statement No. 333-209160, filed with the SEC on January 28, 2016, pertaining to the registration of: (i) 291,404 shares of Common Stock, issuable under two standalone time-based vesting stock unit award agreements, pursuant to which stock units were granted as a material inducement of employment to Francis J. Troise to serve as the Company’s Chief Executive Officer (the “2016 Award Agreements”), and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the 2016 Award Agreements as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 2016 Award Agreements;

•
Registration Statement No. 333-207126, filed with the SEC on September 25, 2015, pertaining to the registration of: (i) 2,600,000 additional shares of Common Stock, issuable pursuant to the Company Stock Plan, as approved by stockholders at the annual meeting of ITG stockholders on June 11, 2015, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company Stock Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company Stock Plan;

•
Registration Statement No. 333-189268, filed with the SEC on June 12, 2013, pertaining to the registration of: (i) 350,000 additional shares of Common Stock, issuable pursuant to the Company ESPP, as approved by stockholders at the annual meeting of ITG stockholders on June 11, 2013, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company ESPP as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company ESPP;

•
Registration Statement No. 333-189267, filed with the SEC on June 12, 2013, pertaining to the registration of: (i) 2,100,000 additional shares of Common Stock, issuable pursuant to the Company Stock Plan, as approved by stockholders at the annual meeting of ITG stockholders on June 11, 2013, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company Stock Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company Stock Plan;

•
Registration Statement No. 333-175017, filed with the SEC on June 20, 2011, pertaining to the registration of: (i) 362,951 shares of Common Stock, issuable under standalone time-based vesting stock unit award agreements, pursuant to which units were granted as a material inducement of employment to former employees of Ross Smith Energy Group Ltd. (“RSEG”) in connection with the Company’s acquisition of RSEG (the “2011 Award Agreements”), and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the 2011 Award Agreements as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 2011 Award Agreements;

•
Registration Statement No. 333-170116, filed with the SEC on October 25, 2010, pertaining to the registration of: (i) 735,253 shares of Common Stock, issuable under standalone time- and performance-based vesting stock unit award agreements, pursuant to which units were granted as a material inducement of employment to former employees of Majestic Research Corp. (“Majestic”) in connection with the Company’s acquisition of Majestic (“the 2010 Award Agreements), (ii) 237,060 shares of Common Stock, issuable upon the exercise of certain options to purchase shares of the common stock of Majestic under the Majestic Research Corp. 2005 Stock Option Plan (the “2005 Majestic Plan”) that have been assumed by the Company, subject to appropriate adjustments, and (iii) an indeterminate number of additional shares of Common Stock that may become issuable under the 2010 Award Agreements and the 2005 Majestic Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 2010 Award Agreements and the 2005 Majestic Plan;

•
Registration Statement No. 333-166855, filed with the SEC on May 14, 2010, pertaining to the registration of: (i) 1,900,000 additional shares of Common Stock, issuable pursuant to the Company Stock Plan, as approved by stockholders at the annual meeting of ITG stockholders on May 11, 2010, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company Stock Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company Stock Plan;

•
Registration Statement No. 333-159271, filed with the SEC on May 15, 2009, pertaining to the registration of: (i) 1,300,000 additional shares of Common Stock, issuable pursuant to the Company Stock Plan, as approved by stockholders at the annual meeting of ITG stockholders on May 12, 2009, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company Stock Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company Stock Plan;

•
Registration Statement No. 333-156634, filed with the SEC on January 8, 2009, pertaining to the registration of: (i) 600,000 additional shares of Common Stock, issuable pursuant to the Company ESPP, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Company ESPP as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company ESPP;

•
Registration Statement No. 333-89290, filed with the SEC on May 29, 2002, as amended by Post-Effective Amendment No. 1, filed with the SEC on March 31, 2006, and by Post-Effective Amendment No. 2, filed with the SEC on May 11, 2007, pertaining to the registration of: (i) 12,250,000 shares of Common Stock, issuable in connection with the Investment Technology Group, Inc. 1994 Stock Option and Long-Term Incentive Plan, as amended and restated (the “1994 Stock Option and LTI Plan”), and (ii) 250,000 shares of Common Stock, issuable in connection with the Investment Technology Group, Inc. Non-Employee Directors’ Stock Option Plan, as amended and restated (together the “Prior Plans”, subsequently merged into the Company Stock Plan), and (iii) an indeterminate number of additional shares of Common Stock that may become issuable under the Prior Plans as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Prior Plans;

•
Registration Statement No. 333-99087, filed with the SEC on September 3, 2002, as amended by Post-Effective Amendment No. 1, filed with the SEC on March 31, 2006, in connection with the acquisition of Hoenig Group Inc. (“Hoenig”), pertaining to the registration of: (i) 99,448 shares of Common Stock in connection with the acquisition of Hoenig Group Inc., being, (a) 61,261 shares of Common Stock, issuable in connection with the Hoenig Group Inc. Amended and Restated 1996 Long-Term Stock Incentive Plan (the “Hoenig Incentive Plan”), (b) 35,750 shares of Common Stock, issuable in connection with the Hoenig Group Inc. 1994 Stock Option Plan, as amended and restated, (the “Hoenig 1994 Plan”), and (c) 2,437 shares of Common Stock, issuable in connection with the Hoenig Group Inc. 1991 Stock Option Plan, as amended and restated (the “Hoenig 1991 Plan”), and (iv) an indeterminate number of additional shares of Common Stock that may become issuable under the Hoenig Incentive Plan, the Hoenig 1994 Plan and the Hoenig 1991 Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Hoenig Incentive Plan, the Hoenig 1994 Plan and the Hoenig 1991 Plan;

•
Registration Statement No. 333-50804, filed with the SEC on November 28, 2000, pertaining to the registration of 19,353 shares of Common Stock, issuable pursuant to the ITG Australia Employee Share Plan (the “Australia Share Plan”);

•
Registration Statement No. 333-78309, filed with the SEC on May 12, 1999, pertaining to the registration of: (i) 290,000 shares of Common Stock, issuable pursuant to the Investment Technology Group, Inc. Employee Stock Ownership Plan (the “Stock Ownership Plan”), and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Stock Ownership Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Stock Ownership Plan;

•
Registration Statement No. 333-26309, filed with the SEC on April 30, 1997, as amended by Post-Effective Amendment No. 1, filed with the SEC on April 28, 1999, pertaining to the registration of: (i) 5,045,857 shares of Common Stock, being (a) 4,890,857 shares of Common Stock issuable pursuant to the 1994 Stock Option and LTI Plan, (b) 125,000 shares of Common Stock issuable pursuant to the Investment Technology Group, Inc. Non-Employee Directors’ Stock Option Plan (the “1995 Directors’ Plan”), and (c) 30,000 shares of Common Stock issuable under certain options granted to non-employee directors prior to 1995 (the “Director Options”), as well as certain resales of shares acquired under such plans and arrangements, and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the 1994 Stock Option and LTI Plan, the 1995 Directors’ Plan and the Director Options as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 1994 Stock Option and LTI Plan, the 1995 Directors’ Plan and the Director Options; and

•
Registration Statement No. 333-42725, filed with the SEC on December 19, 1997, as amended by Post-Effective Amendment No. 1, filed with the SEC on April 28, 1999, pertaining to the registration of: (i) 250,000 shares of Common Stock, issuable pursuant to the Investment Technology Group, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), and (ii) an indeterminate number of additional shares of Common Stock that may become issuable under the Employee Stock Purchase Plan as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Employee Stock Purchase Plan.

On March 1, 2019, pursuant to the Agreement and Plan of Merger, dated as of November 6, 2018 (the “Merger Agreement”), by and among the Company, Virtu Financial, Inc., a Delaware corporation (“Virtu”) and Impala Merger Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Virtu (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Virtu.  Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Virtu.  In connection therewith, the Company has terminated all offerings of its securities pursuant to the Registration Statements.
 In accordance with an undertaking made by the Company in each Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby deregisters and removes from registration all securities reserved for issuance and registered under each Registration Statement that remain unsold as of the date hereof.  The Registration Statements are each hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that all of the requirements for filing on Form S-8 are met and it has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of New York, State of New York, on March 1, 2019.  No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

Investment Technology Group, Inc.

By:	/s/ Justin Waldie
Justin Waldie
Senior Vice President, General Counsel and Secretary of Registrant